Exhibit 99.B(i)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2016, relating to the financial statements and financial highlights of Victory CEMP US 500 Volatility Wtd Index ETF, Victory CEMP US Discovery Enhanced Volatility Wtd Index ETF, Victory CEMP US 500 Enhanced Volatility Wtd Index ETF, Victory CEMP Developed Enhanced Volatility Wtd Index ETF, Victory CEMP US EQ Income Enhanced Volatility Wtd Index ETF, Victory CEMP US Small Cap Volatility Wtd Index ETF, Victory CEMP International Volatility Wtd Index ETF, Victory CEMP Emerging Market Volatility Wtd Index ETF, Victory CEMP US Large Cap High Div Volatility Wtd Index ETF, Victory CEMP US Small Cap High Div Volatility Wtd Index ETF, and Victory CEMP International High Div Volatility Wtd Index ETF, each a series of Victory Portfolios II, for the year or periods ended June 30, 2016, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.
Cleveland, Ohio
October 27, 2016